SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2006

Commission File Number 001-12215

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 1.01. Entry into a Material Definitive Agreement

          Quest Diagnostics Incorporated (the “Company”), Enterix Inc. and MedPlus, Inc. (the “Additional Subsidiary Guarantors”), and The Bank of New York, as Trustee, entered into the Ninth Supplemental Indenture effective as of September 30, 2006. The Ninth Supplemental Indenture supplements the indenture dated as of June 27, 2001 among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee, as subsequently supplemented by a first supplemental indenture, dated as of June 27, 2001, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, as further supplemented by a sixth supplemental indenture dated October 31, 2005, as further supplemented by a seventh supplemental indenture dated November 21, 2005, and as further supplemented by an eighth supplemental indenture dated July 31, 2006 (collectively, the “Indenture”).

          The Ninth Supplemental Indenture adds the Additional Subsidiary Guarantors as guarantors to the Company’s 7½% Senior Notes due 2011, 5.125% Senior Notes due 2010 and 5.45% Senior Notes due 2015 issued pursuant to the Indenture. The Ninth Supplemental Indenture is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

c.	Exhibits

	4.1	Ninth Supplemental Indenture, dated as of September 30, 2006, among the Company, the guarantors named therein and The Bank of New York, as Trustee.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2006
QUEST DIAGNOSTICS INCORPORATED
By:	/s/ Leo C. Farrenkopf, Jr.

Leo C. Farrenkopf, Jr. Vice President and Assistant Secretary